UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ZAIS GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 8, 2018, ZAIS Group Holdings, Inc. issued the following press release.

PRESS RELEASE

CONTACT:

ZAIS Investor Relations

732-450-7440

PROXY ADVISORY FIRMS ISS AND GLASS LEWIS RECOMMEND ZAIS GROUP HOLDINGS, INC. STOCKHOLDERS VOTE “FOR” THE PROPOSED MERGER

Red Bank, NJ – May 9, 2018 – ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) (“ZAIS” or the “Company”) today announced that independent proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), have recommended that the Company’s stockholders vote FOR the “going private” merger proposal described in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9 a.m. (Eastern Time) on May 17, 2018 at the Oyster Point Hotel, 146 Bodman Place, Red Bank, NJ 07701.

In its report, ISS stated: “In light of the thorough auction process and positive market reaction, support for this transaction is warranted.”

In its report, Glass Lewis stated: “Overall, we recognize that the board has taken considerable steps to evaluate potential alternatives prior to entering into the proposed transaction agreement and we see no reason to doubt that the proposed transaction likely represents the most favorable offer available to shareholders at the present time.”

Both ISS and Glass Lewis noted that the $4.10 per share price to be paid to unaffiliated stockholders in the merger represents a premium of more than 138% to the closing price of the Company’s shares on September 5, 2017, the last trading day before the public announcement that the Company had received a going private proposal.

At the Annual Meeting, stockholders will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of January 11, 2018, by and among the Company, ZGH Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Sub”), and Z Acquisition LLC, a Delaware limited liability company of which Christian Zugel, the Company’s Chairman and Chief Investment Officer, is the sole managing member (“Z Acquisition”). Pursuant to the Merger Agreement, Sub will be merged with and into the Company (the “Merger”) and each share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), outstanding immediately prior to the effective time of the Merger (other than certain excluded shares of Class A Common Stock) will be converted into the right to receive $4.10 in cash, without interest and less any applicable withholding taxes. Stockholders of record at the close of business on April 2, 2018 may vote at the Annual Meeting.

The Company also announced that the purchase of 6,500,000 shares of Class A Common Stock pursuant to the Amended and Restated Share Purchase Agreement, dated January 11, 2018, between Z Acquisition and Ramguard LLC was consummated on May 1, 2018. The consummation of such share purchase satisfies one of the conditions to the obligation of the Company to effect the Merger.

MacKenzie Partners, Inc. is assisting ZAIS with its efforts to solicit proxies in connection with the Merger. Any stockholders who have questions about voting their shares should contact MacKenzie Partners, Inc. via telephone toll free at (800) 322-2885 or by email at proxy@mackenziepartners.com.

ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS is a publicly traded company that owns a majority interest in, and is the managing member of, ZAIS Group Parent, LLC (“ZGP”). ZGP is the sole member of ZAIS Group, LLC (“ZAIS Group”), an investment advisory and asset management firm focused on specialized credit strategies with approximately $4.793 billion of assets under management as of March 31, 2018. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

The proposed Merger is a “going private transaction” under Securities and Exchange Commission (“SEC”) rules. If stockholders vote to adopt the Merger Agreement at the Annual Meeting and the Merger is consummated, ZAIS will cease to be a publicly traded company.

IMPORTANT ADDITIONAL INFORMATION

This communication may be deemed to be solicitation material in respect of the proposed merger. On March 30, 2018, ZAIS filed a definitive proxy statement with the SEC in connection with the Annual Meeting, the proposal to adopt the Merger Agreement and other proposals to be voted upon at the Annual Meeting. ZAIS has provided to its stockholders a definitive proxy statement and proxy card in connection with the Annual Meeting and the Merger. BEFORE MAKING ANY VOTING DECISION, Stockholders are urged to read the DEFINITIVE proxy statement and other relevant documents filed by ZAIS with the SEC in their entirety because they contain important information ABOUT THE PROPOSED MERGER.

ZAIS and its directors, executive officers and certain other members of management and employees of ZAIS may be deemed to be “participants” in the solicitation of proxies from the stockholders of ZAIS in connection with the proposed merger. Detailed information regarding the interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of ZAIS in connection with the proposed merger, which may be different than those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC.

Investors can obtain a free copy of the definitive proxy statement and other relevant documents filed by ZAIS with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement and other relevant documents from the Company’s website at www.zaisgroup.com in the section “ZAIS SHAREHOLDERS” or by directing a written request to the Company’s Secretary at ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701 or calling 732.530.3610.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against ZAIS and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results materially different from those described in the forward-looking statements are set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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